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                                                                    EXHIBIT 23.1


                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement of Microsoft Corporation on Form S-3 of the reports of Deloitte & Touche LLP dated July 17, 1995 (August 21, 1995 as to Contingencies Note), incorporated by reference in the Annual Report on Form 10-K of Microsoft Corporation of the year ended June 30, 1995, and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
- -------------------------

Seattle, Washington

June 26, 1996